                                                                     EXHIBIT 5.1

                                MCN FINANCING II
                           (a Delaware Business Trust)

                              4,000,000 Securities
                8 5/8% Trust Preferred Securities ("TRuPS" (R))

                             $25 liquidation amount


                             UNDERWRITING AGREEMENT

                                November 13, 1998

Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner  & Smith
            Incorporated
Robert W. Baird & Co. Incorporated
Ladenburg Thalmann & Co. Inc.
Roney Capital Markets (a division of First
  Chicago Capital Markets, Inc.)

     As Representatives of the Several Underwriters

c/o   Salomon Smith Barney Inc.
      388 Greenwich Street
      New York, New York 10013


Ladies and Gentlemen:

                  MCN Financing II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.), and MCN Energy Group Inc., a Michigan corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement with respect to the sale to the Underwriters named in Schedule I hereto (the "Underwriters") for whom you (the "Representatives") are acting as representatives of 4,000,000 Preferred Securities designated the 8 5/8% Trust Preferred Securities of the Trust (the "Preferred Securities"). To the extent there are no additional Underwriters listed on
--------
         (R)   "TRuPS" is a registered service mark of Salomon Smith Barney Inc.

Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

                  The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") to the extent set forth in the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of November 18, 1998, between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), and in certain circumstances described in the Prospectus, the Trust will distribute Subordinated Debt Securities of the Company to holders of Preferred Securities. The 4,000,000 Preferred Securities to be purchased by the Underwriters, together with the related Preferred Securities Guarantee, are collectively referred to herein as the "Securities".

                  The Trust and MCN Financing IV (together, the "MCN Trusts") and the Company have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-47139) covering the registration of securities of the Company and the MCN Trusts, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in
Section 17 hereof.

                  The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements") between the Company and the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase $103,092,800 of 8 5/8% Junior Subordinated Deferrable Interest Debt Securities, due November 15, 2038 (the "Subordinated Debt Securities") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of November 18, 1998, (the "Declaration"), among the Company, as Sponsor, Howard L. Dow III and Daniel L. Schiffer (the "Regular Trustees"), Wilmington Trust Company, as institutional trustee (the "Institutional Trustee") and Delaware trustee (the "Delaware Trustee" and, together with the Institutional Trustee and the Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to a Subordinated Debt Securities Indenture, dated as of September 1, 1994, as supplemented by the First Supplemental Indenture, dated as of April 17, 1996, the Second Supplemental Indenture, dated as of July 24, 1996, the Third Supplemental Indenture, dated as of March 19, 1997 and the Fourth Supplemental Indenture, dated as of November 18, 1998, between the Company and NBD Bank, as trustee (the "Subordinated Indenture Trustee"), (as may be further supplemented from time to time, the "Subordinated Indenture").

      1. Representations and Warranties. The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

          (a) The Company and the MCN Trusts meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission a registration statement (file no. 333-47139) on Form S-3, including the related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities each of which has been previously furnished to you. The Offerors will next file with the Commission a final prospectus in accordance with Rules 415 and 424(b). The Offerors have included in such registration statement, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Offerors have advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (d) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the consolidated capital stock or any material increase in the consolidated long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, and stockholders equity or results of operations (in each case considered on either a statutory or U.S. generally accepted accounting principles ("GAAP") basis) of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, individually or in the aggregate with such other failures, a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, considered as a whole (a "Material Adverse Affect").

          (f) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing as a foreign corporation under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have, individually or in the aggregate with such other failures, a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any subsidiary or under any agreement to which the Company or any subsidiary is a party, or otherwise.

          (g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities, under this Agreement or the consummation of the transactions contemplated by this Agreement, the Declaration, the Guarantee Agreements and the Subordinated Indenture, except such as have been already obtained or as required under the 1933 Act or the 1933 Act Regulations or foreign or state securities or blue sky laws.

          (h) Each of the Company and its subsidiaries has good and marketable title to all real property owned by each of them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, as the case may be, considered as one enterprise, and under which the Company or its subsidiaries holds properties are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; the pipeline, distribution main and underground gas storage easements enjoyed by the Company or its subsidiaries are valid, subsisting and enforceable easements with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries.

          (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the Company has been duly and validly authorized and issued, is fully paid and non-assessable.

          (j) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign company and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have, individually or in the aggregate with other such failures, a material adverse effect on the financial position or business or operations of the Trust; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          (k) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and will represent undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          (l) This Agreement has been duly authorized, executed and delivered by each of the Offerors.

          (m) The Declaration has been duly authorized by the Company and qualified under the 1939 Act and, at the Closing Date, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Institutional Trustee and the Delaware Trustee, the Declaration will, at the Closing Date, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions") and will conform in all material respects to the description thereof contained in the Prospectus.

          (n) Each of the Guarantee Agreements has been duly authorized by the Company and qualified under the 1939 Act and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to the description thereof contained in the Prospectus.

          (o) The Preferred Securities have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

          (p) The Subordinated Indenture has been duly authorized and qualified under the 1939 Act and, at the Closing Date, will have been duly executed and, assuming due authorization, execution and delivery thereof by the Subordinated Indenture Trustee, delivered and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Subordinated Indenture will conform in all material respects to the description thereof contained in the Prospectus.

          (q) The Subordinated Debt Securities have been duly authorized by the Company and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Subordinated Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Subordinated Indenture and will conform in all material respects to the description thereof in the Prospectus.

          (r) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

          (s) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or any other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a Material Adverse Effect on the business or operations of the Company as a whole. The Trust is not in violation of the Declaration or its certificate of trust filed with the State of Delaware on March 6, 1996 (the "Certificate of Trust").

          (t) None of the execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Subordinated Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Offerors with their respective obligations hereunder and thereunder did or will result in a breach of any of the terms or provisions of, or constitute a default under or require the consent of any party under the Certificate of Trust of the Trust or the charter or by-laws of the Company and its subsidiaries, any contract, indenture, mortgage, note, lease, agreement or other instrument to which either the Trust, the Company or any of its subsidiaries is a party or by which any of them may be bound, or, to the Company's knowledge, any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any of its subsidiaries or any of their respective properties or assets, or did or will result in the creation or imposition of any lien on the properties or assets of the Trust, the Company or any of its subsidiaries.

          (u) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary's principal suppliers, manufacturers, customers or contractors which, in either case, may reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

          (v) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement, the Declaration, the Guarantee Agreements and the Subordinated Indenture, or the performance by the Company of its obligations hereunder and thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective properties or operations is the subject, which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

          (w) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

          (x) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, approvals, consents, orders and other authorizations (collectively, the "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the ownership or lease of the material properties owned or leased by each of them and to conduct the business now operated by each of them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither of the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (y) Except as described in the Registration Statement and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively,

"Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements or (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

          (z) None of the Trust, the Company or its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, none will be, an "investment company" or an entity under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act").

          (aa) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

          (bb) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (cc) Neither the Company nor any of its subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (dd) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

          Any certificate required hereunder to be signed by any officer of the Company or Regular Trustee of the Trust and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, or the Trust, as the case may be, as to matters covered thereby, to each Underwriter.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Offerors agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25 per share, the amount of the Securities set forth opposite such Underwriter's name in
Schedule I hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on November 18, 1998, which date and time may be postponed by agreement between the Representatives and the Offerors or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Offerors by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.   Agreements. The Offerors agree with the several Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the Offerors will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Offerors will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Offerors will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by either of the Offerors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Offerors will use their respective best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Offerors promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Offerors will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Offerors will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall either of the Offerors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) Neither the Trust nor the Company will, without the prior written consent of Salomon Smith Barney Inc., for a period of 30 days following the Closing Date, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or the Trust or any affiliate thereof or any person in privity with the Company or the Trust or any affiliate thereof) directly or indirectly, or announce the offering of, any preferred securities or preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of the Company or the Trust, in each case, that are substantially similar to the Preferred Securities, or any securities convertible into, or exchangeable for the preferred securities or any such substantially similar securities.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their respective obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of Daniel L. Schiffer, Senior Vice President and General Counsel for the Company dated the Closing Date and addressed to the Representatives to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plan or dividend reinvestment and stock purchase plan transactions), and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                  (v) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge (except for pledges of stock of special purpose corporations for the purpose of securing project financings that are either non-recourse or recourse only with respect to the special purpose corporation), lien, encumbrance, claim or equity.

                  (vi) The Trust is not required to be qualified and in good standing as a foreign company in Michigan, except to the extent that the failure to so qualify or be in good standing would not have, individually or in the aggregate with such other failures, a material adverse effect on the financial position or business operations of the Trust; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

                  (vii) The Declaration has been duly authorized, executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company, enforceable against the Company and each of the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; and the Declaration has been duly qualified under the 1939 Act.

                  (viii) All legally required proceedings in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Securities invalid) have been taken and all legally required orders, consents or other authorizations or approvals of any other public boards or bodies in connection with the authorization, issuance and validity of the Securities and the sale of the Securities in accordance with this Agreement (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect.

                  (ix) The Registration Statement is effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings therefor have been initiated or threatened by the Commission.

                  (x) The Registration Statement as of its effective date and the Prospectus and each amendment or supplement thereto as of its issue date (in each case, other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and the Declaration, the Subordinated Indenture, the Preferred Securities Guarantee Agreement and the Statements of Eligibility on Forms T-1 with respect to each of the Institutional Trustee, the Debt Trustee, and the Guarantee Trustee filed with the Commission as part of the Registration Statement complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

                  (xi) Each of the documents incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief) complied as to form in all material respects with the requirements of the 1934 Act, and the 1934 Act Regulations, as applicable; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the 1933 Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading.

                  (xii) MCN and each of the MCN Trusts meet the registrant requirements for use of Form S-3 under the 1933 Act Regulations.

                  (xiii) The Common Securities, the Preferred Securities, the Subordinated Debt Securities, each of the Guarantees, the Declaration, the Subordinated Indenture and each of the Guarantee Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (xiv) The information in the Prospectus under the captions "Recent Developments", "MCN Energy Group Inc.", "The MCN Trusts", "Risk Factors", "Use of Proceeds", "Capitalization", "Description of the Preferred Securities", "Description of Guarantee", "Description of the Junior Subordinated Debt Securities" and "Effect of Obligations under the Subordinated Debt Securities and the Preferred Securities Guarantee", to the extent that they involve matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                  (xv) All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (xvi) This Agreement has been duly authorized, executed and delivered by each of the Trust and the Company.

                  (xvii) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed, and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                  (xviii) The Subordinated Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Subordinated Indenture Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act.

                  (xix) The Subordinated Debt Securities are in the form contemplated by the Subordinated Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Subordinated Indenture Trustee in the manner provided for in the Subordinated Indenture and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

                  (xx) The execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Subordinated

         Indenture, the Subordinated Debt Securities, the Guarantee Agreements, and the Guarantees; the consummation of the transactions contemplated herein and therein, and the compliance by each of the Offerors with their respective obligations hereunder and thereunder do not and will not conflict with, result in a breach of, or constitute a default under or require the consent of any party under the Certificate of Trust of the Trust or the Articles of Incorporation or by-laws of the Company and its subsidiaries, or any contract, indenture, mortgage, agreement, note, lease or other instrument to which the Trust, the Company or any of its subsidiaries is a party or by which any of them may be bound, or any applicable law, rule or regulation, or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Company or any of its subsidiaries or any of their respective properties or assets or did or will result in the creation or imposition of any lien on the properties or assets of the Trust, the Company or any of its subsidiaries.

                  (xxi) To the best of such counsel's knowledge, there are no actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                  (xxii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; the descriptions thereof or references thereto are true and correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                  (xxiii) The Company and its subsidiaries possess all licenses, franchises, permits, certificates, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the material properties owned or leased by each of them and for the operation of the business carried on by each of them as described in the Registration Statement and Prospectus with such exceptions as are not material and do not materially interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise; all such licenses, franchises, permits, certificates, authorizations, approvals, and consents are in full force and effect and contain no unduly burdensome provisions that would interfere with the conduct of the business of the Company and its subsidiaries, considered as one enterprise and, except as otherwise set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof.

                  (xxiv) None of the Trust or the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                  (xxv) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (except Section 9 thereof) which would otherwise require it to register thereunder.

                  (xxvi) The Company is in compliance with all provisions of
         Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

         Moreover, such counsel shall confirm that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and the Rule 424 Information (if applicable) (except for financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time the Prospectus was issued, at the time of any such amended or supplemented Prospectus was issued or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The foregoing opinions may be limited to the laws of Delaware, Michigan and the federal law of the United States. In giving such opinion, such counsel may rely, as to matters of Delaware Law, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Offerors, in which case the opinion shall state that such counsel believes that you and such counsel are entitled to so rely.

          (c) The Company shall have furnished to the Representatives the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Offerors, dated the Closing Date and addressed to the Representatives, to the effect that:

                   (i) The Registration Statement, as of its Effective Date, and the Prospectus, as of the date of the Prospectus Supplement (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein, or the exhibits to the Registration Statement, including any Form T-1, as to which no opinion need be rendered), appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder.

                   (ii) The statements in the Prospectus under the captions "The MCN Trusts", "Description of the Preferred Securities" (except under the subsection "Book-Entry Only Issuance-The Depository Trust Company"), "Description of Guarantee", "Description of the Junior Subordinated Debt Securities", "Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantee", "Description of MCN Debt Securities" (except under the second and third paragraphs under the subsection "Book-Entry Debt Securities"), "Particular Terms of the Subordinated Debt Securities", "Description of MCN Trust Preferred Securities" and "Description of the Preferred Securities Guarantees", to the extent such statements constitute matters of law, legal conclusions or summaries of documents or proceedings, has been reviewed by such counsel and are accurate and fairly present the information disclosed therein all material respects.

                   (iii) Assuming the Preferred Securities Guarantee Agreement has been duly authorized, executed and delivered by the Company under Michigan law, it is a valid and binding obligation of the Company except to the extent enforcement thereof may be limited by the Bankruptcy Exceptions.

                   (iv) The Common Securities, the Preferred Securities, the Subordinated Debt Securities, each of the Guarantees and the Declaration, the Subordinated Indenture and each of the Guarantee Agreements conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                   (v) No authorization, approval, consent, order, registration or qualification of or with any court or federal or New York or Delaware state governmental authority or agency is required for the issuance and sale of the Preferred Securities by the Trust to the Underwriters or the performance by the Trust and the Company of their respective obligations pursuant to this Agreement, the Subordinated Indenture, the Subordinated Debt Securities, the Preferred Securities Guarantee

         Agreement, the Preferred Securities Guarantee, the Declaration and the Preferred Securities except such as has been obtained and made under the federal securities laws or such as may be required under state or foreign securities or Blue Sky laws.

                   (vi) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and has the business trust power and authority to conduct its business as described in the Prospectus.

                   (vii) Assuming that the Declaration has been duly authorized, executed and delivered by the Company under Michigan law, and assuming the due authorization, execution and delivery of the Declaration by The Wilmington Trust Company and the Regular Trustees, the Declaration is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that to the extent enforceability thereof may be limited by the Bankruptcy Exceptions.

                   (viii) The Trust has the business trust power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and perform its obligations hereunder and under Trust Securities and this Agreement has been duly authorized, executed and delivered by the Trust and is a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except to the extent that (A) enforcement thereof may be limited by the Bankruptcy Exceptions and (B) enforcement of rights to indemnity and contribution may be limited by federal or state securities laws or by the public policy underlying such laws.

                   (ix) The Preferred Securities have been duly authorized for issuance by the Declaration and, when issued, executed, delivered and paid for in accordance with this Agreement, will represent validly issued and, subject to qualifications hereinafter expressed in this paragraph (vi), fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; said counsel may note that the holders of the Preferred Securities may be obligated to make payments as set forth in the Declaration. Under the Delaware Act and the Declaration, the issuance of the Trust Securities is not subject to preemptive or other similar rights.

                   (x) The Common Securities have been duly authorized by the Trust and, when issued, executed and authenticated in accordance with the terms of the Declaration, and delivered and paid for as described in the Prospectus Supplement, will be validly issued, undivided beneficial interests in the assets of the Trust.

                   (xi) None of the execution and delivery by the Trust of, or the performance by the Trust of its obligations under, this Agreement, the issuance and sale of the Preferred Securities by the Trust in accordance with the terms this Agreement and the consummation of the other transactions contemplated hereby, will contravene any provisions of applicable Delaware law or administrative regulations or the Certificate of Trust or the Declaration.

         Such counsel shall state that such counsel has reviewed evidence that the Registration Statement was declared effective under the 1933 Act at 11:00 a.m., Eastern Standard Time on March 18, 1998 and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Such counsel shall also state that the Prospectus has been filed in the manner and in the time period required by Rule 424(b).

         Moreover, such counsel shall confirm that no facts have come to such counsel's attention that would lead such counsel to believe that the Registration Statement, including any Rule 430A Information and 434 Information (if applicable) (except for financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time the Prospectus was issued, at the time of any amended or supplemented Prospectus was issued or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company shall have furnished to the Representatives the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriter, to the effect that the statements in the Prospectus under the caption "Certain Federal Income Tax Considerations" have been reviewed by such counsel and, insofar as they constitute legal conclusions or matters of law, based upon current law and the assumptions stated or referred to therein, fairly summarize the matters referred to therein. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in the certificates of officers of the Company and the Trust and other documents deemed necessary for such opinion.

          (e) The opinion of Richards, Layton & Finger, P.A., counsel to Wilmington Trust Company as Institutional Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreements, dated the Closing Date and addressed to the Representatives, to the effect that:

              (i) Wilmington Trust Company is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Preferred Securities Guarantee Agreement.

              (ii) The execution, delivery and performance by the Institutional Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporation action on the part of the Institutional Trustee and the Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Institutional Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Institutional Trustee and the Guarantee Trustee, respectively, enforceable against the Institutional Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except to the extent the enforcement thereof may be limited by the Bankruptcy Exceptions.

              (iii) The execution, delivery and performance of the Declaration and the Preferred Securities Guarantee Agreement by the Institutional Trustee and the Guarantee Trustee, respectively, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Institutional Trustee and the Guarantee Trustee, respectively.

              (iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Institutional Trustee and the Guarantee Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

          (f) The Representatives shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (g) The Company shall have furnished to the Representatives (i) a certificate of the Company, signed by the President or a Vice-President and the Treasurer or principal financial or accounting officer of the Company and (ii) a certificate of the Trusts signed by a Regular Trustee, in each case, dated the Closing Date, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

              (i) The representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company, or the Trust, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) To their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or as the case may be, threatened; and

              (iii) Since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (h) Deloitte & Touche LLP shall have furnished to the Representatives letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect that:

              (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

              (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

              (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

              (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                   (A) the unaudited consolidated financial statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as they apply to Form 10-Q and the 1934 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                   (B) any other unaudited income statement data and balance
              sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented;

                   (C) any unaudited pro forma consolidated condensed financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                   (D) as of a specified date not more than five days prior to the date of delivery of such letter, there has been any decrease or increase in the common stock (except for any increases in connection with any employee benefit, dividend reinvestment or stock purchase plan of the Company) or any increase or decrease in redeemable cumulative preferred securities or long-term debt including capital lease obligations (except for sinking fund and installment requirements under their long-term debt agreement, terms of the preferred securities of subsidiaries and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholders' equity of the Company and its consolidated subsidiaries (other than periodic dividends declared to shareholders and any decreases pursuant to the terms of the preferred redeemable increased dividend equity securities of the Company), in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter;

                   (E) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which consolidated financial statements are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for Common Stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Representatives, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                   (F) the unaudited consolidated financial statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented.

              (v) In addition to the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause (iii) and
         (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus as amended or supplemented and the Registration Statement, in the Company's Annual Report on Form 10-K for the latest year ended and in the Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

              (i) On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

              (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

              (k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

              (l) At the Closing Date, the Preferred Securities shall be rated at least "Ba1" by Moody's Investors Service and "BBB" by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Trust shall have delivered to the Underwriters a letter, dated the Closing Date, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Underwriters, confirming that the Preferred Securities have ratings consistent with the foregoing; and (i) there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act Regulations) and (ii) such organizations shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company or of the Preferred Securities.

              (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

              If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

              The documents required to be delivered by this Section 6 shall be delivered at the office of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, at 125 West 55th Street, New York, New York 10019, on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) The Offerors agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

              (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of their respective directors, trustees, officers and agents, and each person who controls the Offerors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

              (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and which conflict with the defenses available to the indemnified party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Offerors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Offerors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Offerors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Offerors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Offerors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Offerors within the meaning of either the Act or the Exchange Act and each director, trustee, officer, employee and agent of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Securities of the Company shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York or Michigan authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Offerors or their respective officers and agents and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912 and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to MCN Energy Group Inc., c/o Daniel L. Schiffer, Senior Vice President and General Counsel (Fax No.: (313) 965-0009) and confirmed to it at MCN Energy Group Inc., 500 Griswold Street, Detroit, Michigan 48226, attention of Daniel L. Schiffer, Senior Vice President and General Counsel.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

              "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

              "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

              "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

              "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

              "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus and the prospectus supplement relating to the offering of the Securities.

              "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

              "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

              "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

              "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                          Very truly yours,

                          MCN ENERGY GROUP INC.

                          By: /s/William K. McCrackin
                              -----------------------------------------
                          Name:  William K. McCrackin
                          Title: Vice Chairman and Chief Financial
                                   Officer

                          MCN FINANCING II

                          By: /s/ Daniel L. Schiffer
                              -----------------------------------------
                          Name:   Daniel L. Schiffer
                          Title:  Regular Trustee

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
LADENBURG THALMANN & CO. INC.
RONEY CAPITAL MARKETS (a division of First
   Chicago Capital Markets, Inc.)

By:      SALOMON SMITH BARNEY INC.

         By:      /s/ Henry A. Clark
                  ------------------------
                  Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

For themselves and the other several
Underwriters named in Schedule I
to the foregoing Agreement.

                                   SCHEDULE I


                                                                                      Number of
                  Underwriters                                              Securities to be Purchased
                  ------------                                              --------------------------

Salomon Smith Barney Inc...............................................            1,000,000
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated.........................................            1,000,000
Robert W. Baird & Co. Incorporated.....................................              375,000
Ladenburg Thalmann & Co. Inc...........................................              375,000
Roney Capital Markets (a division of First Chicago
   Capital Markets, Inc.)..............................................              375,000
A.G. Edwards & Sons, Inc...............................................              150,000
Dain Rauscher Incorporated.............................................               75,000
EVEREN Securities, Inc.................................................               75,000
Prudential Securities Incorporated.....................................               75,000
J.C. Bradford & Co.....................................................               75,000
Piper Jaffray Inc......................................................               75,000
Fahnestock & Co. Inc...................................................               25,000
Fidelity Capital Markets (a division of National
   Financial Services Corporation).....................................               25,000
First of Michigan Corporation..........................................               25,000
Gibraltar Securities Co................................................               25,000
Gruntal & Co., L.L.C...................................................               25,000
Janney Montgomery Scott Inc............................................               25,000
Legg Mason Wood Walker, Incorporated...................................               25,000
McDonald & Company Securities, Inc.....................................               25,000
Morgan Keegan & Company, Inc...........................................               25,000
Raymond James & Associates, Inc........................................               25,000
Stephens Inc...........................................................               25,000
The Robinson-Humphrey Company, LLC.....................................               25,000
Tucker Anthony Incorporated............................................               25,000
Wheat First Butcher Singer.............................................               25,000

                                                                       Total:      4,000,000